UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Biocept, Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIOCEPT, INC.

9955 Mesa Rim Road

San Diego, California 92121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 11, 2023

Dear Stockholders:

You are cordially invited to a Special Meeting of Stockholders of Biocept, Inc., a Delaware corporation. The meeting will be held at 1:30 p.m. Pacific Time on May 11, 2023. The Special Meeting will be a completely virtual meeting of stockholders. In order to attend, you must register in advance at http://viewproxy.com/Biocept/2023SM prior to the deadline of May 9, 2023 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to listen to the meeting live, submit questions and vote online.

We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve a series of alternate amendments to our amended and restated certificate of incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-15 and 1-for-30, inclusive, as determined by our Board of Directors in its sole discretion;

2.	To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	To transact any other business that may be properly brought before the meeting or any continuation, adjournment or postponement thereof.

All of our stockholders of record as of             , 2023 are entitled to attend and vote at the meeting and at any adjournment or postponement thereof.

To participate in the meeting virtually via the Internet, please visit http://viewproxy.com/Biocept/2023SM. In order to attend, you must register in advance at http://viewproxy.com/Biocept/2023SM prior to the deadline of May 9, 2023 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions during the meeting. You will not be able to attend the meeting in person.

Our board of directors recommends that you vote “For” the two proposals listed above.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of

Biocept, Inc. to Be Held virtually on May 11, 2023 at 1:30 p.m. Pacific Time.

The proxy statement is available at http://viewproxy.com/Biocept/2023SM.

By Order of the Board of Directors

Sincerely,

Samuel D. Riccitelli
Chair of the Board and
Interim Chief Executive Officer

San Diego, California

April            , 2023

You are cordially invited to attend the meeting, conducted via live webcast, by registering at http://viewproxy.com/Biocept/2023SM prior to the deadline of May 9, 2023 at 5:00 p.m., Eastern Time. You will not be able to attend the meeting in person. Your vote is very important. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and cast your vote by completing, signing, dating and returning the enclosed proxy card, or by voting over the telephone or the internet as instructed in these materials, as promptly as possible. Even if you have voted by proxy, you may still vote live online at the meeting if you attend the meeting via the internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Biocept, Inc.

9955 Mesa Rim Road

San Diego, California 92121

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 11, 2023

Our board of directors is soliciting proxies for use at a special meeting of stockholders (the “Special Meeting”) to be held at 1:30 p.m. Pacific Time on May 11, 2023. The Special Meeting will be a completely virtual meeting of stockholders. You can attend the Special Meeting by registering in advance at http://viewproxy.com/Biocept/2023SM prior to the deadline of May 9, 2023 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to listen to the meeting live, submit questions and vote online. Biocept, Inc. is sometimes referred to herein as “we”, “us”, “our”, “Biocept” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials?

We have sent you this proxy statement and the enclosed proxy card because our board of directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the Special Meeting, including any adjournments or postponements of the Special Meeting. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are also providing access to our proxy materials over the internet, which can be accessed at http://viewproxy.com/Biocept/2023SM.

We intend to mail these proxy materials on or about April            , 2023 to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on April    , 2023 (the “record date”) will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. On the record date, there were              shares of common stock outstanding and entitled to vote and one share of Series B Preferred Stock outstanding. The share of Series B Preferred Stock may only vote on the Reverse Stock Split Proposal, as described below.

Stockholder of Record: Shares Registered in Your Name

If on the record date your shares were registered directly in your name with Biocept’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote live at the meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares live at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting two proposals for stockholder vote:

1.

To approve a series of alternate amendments to our amended and restated certificate of incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-15 and 1-for-30, inclusive, as determined by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and

2.	To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (the “Adjournment Proposal”).

For each proposal, you may vote “For” such proposal, vote “Against” such proposal or “Abstain” from voting on such proposal.

Our board of directors unanimously recommends a vote “For” each of the foregoing proposals.

What if another matter is properly brought before the Special Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote live at the Special Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote live if you have already voted by proxy.

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To vote live at the Special Meeting, you must first register at http://viewproxy.com/Biocept/2023SM prior to the deadline of May 9, 2023 at 5:00 p.m., Eastern Time (have your proxy card in hand when you visit the website). Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Special Meeting, to vote live at the meeting and to submit questions during the meeting.

Stockholders will be able to attend the Special Meeting platform beginning at 1:15 p.m., Pacific Time, on May 11, 2023 pursuant to the unique access instructions they receive following their registration at http://viewproxy.com/Biocept/2023SM.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Your signed proxy card must be received by 11:59 p.m. Eastern Time on May 10, 2023.

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To vote over the telephone, dial toll-free 1-866-804-9616 and follow the recorded instructions. You will be asked to provide the control number from your proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 10, 2023.

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To vote through the internet, go to www.AALvote.com/BIOC and follow the on-screen instructions to complete an electronic proxy card. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 10, 2023.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with this proxy statement from that organization rather than from Biocept. Simply complete and mail the proxy card as directed by the voting instructions to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet as instructed by your broker, bank, or other agent. To vote live at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent, and you must also register in advance at http://viewproxy.com/Biocept/2023SM prior to the deadline of May 9, 2023 at 5:00 p.m., Eastern Time. Follow the instructions from your broker or bank included with our proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date. The holder of the one outstanding share of our Series B Preferred Stock has 300,000,000 votes but has the right to vote only on the Reverse Stock Split Proposal and the Series B Preferred Stock votes must be voted in the same proportion as the votes cast by shares of common stock on such proposal. For example, if 60% of the votes cast by holders of common stock for the Reverse Stock Split Proposal vote “For” the proposal and 40% vote “Against” the proposal, the holder of the share of Series B Preferred Stock will cast 180,000,000 votes “For” the Reverse Stock Split Proposal and 120,000,000 votes “Against” the Reverse Stock Split Proposal. Since the voting of the Series B Preferred Stock will mirror only votes cast, abstentions and broker non-votes, if any, will have no impact on how the share of Series B Preferred Stock is voted. The Series B Preferred Stock will vote on the Reverse Stock Split Proposal as a single class with the common stock. The share of Series B Preferred Stock will be automatically redeemed by us effective upon the approval of the Reverse Stock Split Proposal.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, then the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this proxy statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, LLC as a proxy solicitor to solicit proxies for the Special Meeting and provide related advice and information support, for a service fee of $25,000 and the reimbursement of customary disbursements.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to Biocept, Inc., 9955 Mesa Rim Road, San Diego, California 92121, Attention: Darrell Taylor.

•	You may grant another proxy by telephone or through the internet.

•	You may submit another properly completed proxy card with a later date.

•	You may attend the Special Meeting and vote live. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy, whether submitted by proxy card, telephone or internet, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes, if any. Broker non-votes, if any, will be counted towards the presence of a quorum. Broker non-votes, if any, will not be counted towards the vote total for the Adjournment Proposal. While broker non-votes, if any, will be counted for the Reverse Stock Split Proposal, see “How many votes are needed to approve the Reverse Stock Split Proposal?” below.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders. The Reverse Stock Split Proposal and the Adjournment Proposal are considered “routine” matters and therefore we do not expect there to be any broker non-votes. We are aware, however, that certain brokers elect not to exercise their discretionary authority to vote on routine matters absent voting instructions from their beneficial owners. We strongly urge you to instruct your broker how to vote with respect to the Reverse Stock Split Proposal and the Adjournment Proposal.

How many votes are needed to approve the Reverse Stock Split Proposal?

Approval of the Reverse Stock Split Proposal requires “For” votes from a majority of the voting power of the shares of common stock and the share of Series B Preferred Stock outstanding on the record date. Although abstentions and broker non-votes, if any, will technically have the same effect as “Against” votes, because the share of Series B Preferred Stock has 300,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have a minimal effect on the outcome of the Reverse Stock Split Proposal. Therefore, if you do not wish for the Reverse Stock Split Proposal to pass, you should vote “Against” this proposal.

How many votes are needed to approve the Adjournment Proposal?

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote on such matter. Abstentions will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The presence, live or by proxy, of the holders of one-third in voting power of the shares of common stock and Series B Preferred Stock issued and outstanding on the record date and entitled to vote at a meeting of stockholders will constitute a quorum for the transaction of business at the Special Meeting.

In addition, unless at least one-third of the outstanding shares of common stock on the record date are present at the Special Meeting or represented by proxy, the holder of Series B Preferred Stock will not cast any votes on the Reverse Stock Split Proposal.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live at the Special Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chair of the Special Meeting or a majority of the votes present at the Special Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than four business days after the conclusion of the Special Meeting. If final voting results are not available to us in time to file a Form 8-K on or before the fourth business day after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for this year’s annual meeting?

To be considered for inclusion in this year’s annual meeting proxy materials, your proposal must have been submitted in writing by January 6, 2023, to the attention of our corporate secretary at our principal executive offices located at 9955 Mesa Rim Road, San Diego, California 92121. If you wish to submit a proposal (including a director nomination) at this year’s annual meeting that is not to be included in our annual meeting proxy materials, you must have done so not later than March 12, 2023 and not earlier than February 10, 2023; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the one-year anniversary date of last year’s annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must have provided notice (or must provide notice in the event the advance notice period is extended in the event this year’s annual meeting is called for a date that is not within 30 days before or after the anniversary date of last year’s annual meeting) that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Whom should I contact with other questions?

If you have additional questions about this proxy statement or the Special Meeting, or if you would like additional copies of this proxy statement, please contact: Biocept, Inc., 9955 Mesa Rim Road, San Diego, California 92121, Attention: Darrell Taylor, Telephone: (858) 320-8200.

PROPOSAL 1

APPROVAL OF A SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Our Board of Directors has unanimously approved a series of alternate amendments to our amended and restated certificate of incorporation each of which would effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-15 to 1-for-30, inclusive.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the Special Meeting and prior to the one-year anniversary of the date the Reverse Stock Split is approved by our stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposal 1, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.

Should we receive the required stockholder approval for Proposal 1, our Board of Directors will have the sole authority to elect, at any time on or prior to the one-year anniversary of the date the Reverse Stock Split is approved by our stockholders, and without the need for any further action on the part of our stockholders whether to effect a Reverse Stock Split.

Notwithstanding approval of Proposal 1 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.

By approving Proposal 1, our stockholders will (a) approve a series of alternate amendments to our amended and restated certificate of incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including 1-for-15 and 1-for-30 could be combined into one share of common stock; and (b) authorize our Board of Directors to file only one such amendment as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake a Reverse Stock Split and therefore abandon all amendments.

The text of the proposed form of Certificate of Amendment to our amended and restated certificate of incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-15 and 1-for-30, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at the close of business on the business day following its filing with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Statements in this Proposal 1 contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties. Forward-looking statements may include statements regarding the expected or potential benefits of implementing a Reverse Stock Split as described in this Proposal 1, as well as the expected sufficiency of our currently authorized and available shares in the near term, and other forward-looking information in this Proposal 1. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned under the “Risk Factors” heading of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and any subsequently filed report containing “Risk Factors.”

Reasons for Reverse Stock Split

Meet certain continued listing requirements of The Nasdaq Stock Market LLC. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On October 18, 2022, we received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising us that for the 30 consecutive trading days preceding the Notice, the bid price of our common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Under Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar day period following the date of the Notice (the “Compliance Period”) the closing bid price of our common stock is at or above $1.00 for a minimum of 10 consecutive business days, we will regain compliance with the Minimum Bid Price Requirement and our common stock will continue to be eligible for listing on The Nasdaq Capital Market absent noncompliance with any other requirement for continued listing. If we do not regain compliance by the end of the Compliance Period, we may be eligible for an additional 180 calendar day compliance period (the “Additional Compliance Period”) if, as of the end of the Compliance Period, we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement, and we provide written notice of our intention to cure the deficiency during the Additional Compliance Period. If we are not eligible for the Additional Compliance Period or it appears to the Staff of the Nasdaq Stock Market (the “Staff”) that we will not be able to cure the deficiency, the Staff will provide written notice to us that our common stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel. Our Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board of Directors believes that a Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

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To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

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Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

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Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low- priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

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Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

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To effectively increase the number of authorized and available shares. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock because only the outstanding shares of common stock would be reduced by the Reverse Stock Split. Our Board of Directors may determine it to be advisable and in the best interests of our company to implement a Reverse Stock Split to provide the flexibility to use our common stock for business and/or financial purposes. However, at this time, we currently have a sufficient number of authorized and available shares of common stock for our foreseeable near-term (within one year) business and/or financial needs, and have not allocated any portion of an effective increase in the number of authorized and available shares that would result from the implementation of a Reverse Stock Split for any particular purpose.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 1, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•	the continued listing requirements for our common stock on The Nasdaq Capital Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us;

•	prevailing general market and economic conditions; and

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whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. We expect that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although it is possible that the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 1 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 1 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 1 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of a Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Biocept, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•	each 15-to-30 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;

•

no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of                 , 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized and available shares:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	150,000,000
Post-Reverse Stock Split 1:15	150,000,000
Post-Reverse Stock Split 1:16	150,000,000
Post-Reverse Stock Split 1:17	150,000,000
Post-Reverse Stock Split 1:18	150,000,000
Post-Reverse Stock Split 1:19	150,000,000
Post-Reverse Stock Split 1:20	150,000,000
Post-Reverse Stock Split 1:21	150,000,000
Post-Reverse Stock Split 1:22	150,000,000
Post-Reverse Stock Split 1:23	150,000,000
Post-Reverse Stock Split 1:24	150,000,000
Post-Reverse Stock Split 1:25	150,000,000
Post-Reverse Stock Split 1:26	150,000,000
Post-Reverse Stock Split 1:27	150,000,000
Post-Reverse Stock Split 1:28	150,000,000
Post-Reverse Stock Split 1:29	150,000,000
Post-Reverse Stock Split 1:30	150,000,000

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “BIOC” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 4:05 p.m., Eastern Time, on the business day following the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 1 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 4:05 p.m., Eastern Time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 1.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of                 , 2023, there were                  stockholders of record of our common stock. Upon stockholder approval of Proposal 1, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held only 15 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:25, then such stockholder would cease to be a stockholder of Biocept following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of April    , 2023, and assuming a Reverse Stock Split ratio of 1-for-25, we expect that cashing out fractional stockholders would reduce the number of stockholders of record by                  holders. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 1 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 1 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Biocept or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our amended and restated certificate of incorporation to allow for a Reverse Stock Split and we will not independently provide the stockholders with any such right if any Reverse Stock Split is implemented.

Certain Material U.S. Federal Income Tax Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders that hold their shares of common stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are not treated as U.S. Holders for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary does not address: (a) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate, gift or other tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the Medicare contribution tax on net investment income, or (e) tax consequences to holders of options, warrants or similar rights to acquire our common stock. No ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel, has been or will be requested in connection with the Reverse Stock Split. Stockholders should be aware that the IRS could adopt a position which could be sustained by a court contrary to that set forth in this discussion. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•	an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of U.S. Holders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a U.S. Holder should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered pursuant to the Reverse Stock Split, decreased by the basis allocated to any fractional share for which such U.S. Holder is entitled to receive cash (if any), and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered pursuant to the Reverse Stock Split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered pursuant to the Reverse Stock Split that is allocated to such fractional share of common stock. Such capital gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

Information Reporting and Backup Withholding

Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Vote Required

The affirmative vote of the holders of a majority of the voting power presented by the shares of common stock and the one share of Series B Preferred Stock outstanding on the record date for the Special Meeting, voting together as a single class, is required for approval of this proposal. Each share of common stock has one vote. The share of Series B Preferred Stock has 300,000,000 votes, but those votes must be voted in the same proportion as the votes cast by shares of common stock on this proposal. Although abstentions and broker non-votes, if any, will technically have the same effect as “Against” votes, because the share of Series B Preferred Stock has 300,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have a minimal effect on the outcome of this proposal. Therefore, if you do not wish for this proposal to pass, you should vote “Against” this proposal. We do not expect there to be any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on Proposal 1 and seek to convince our stockholders to change their votes in favor of Proposal 1.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of holders of a majority of shares of common stock present virtually at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect, and we do not expect there to be any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 28, 2023 by:

•	each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Applicable percentages are based on 17,728,195 shares outstanding on February 28, 2023, adjusted as required by rules promulgated by the SEC.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 29, 2023, which is 60 days after February 28, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Biocept, Inc., 9955 Mesa Rim Road, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Marsha A. Chandler, Ph.D.(1)	13,229	*
Bruce E. Gerhardt, CPA(2)	13,712	*
Quyen Dao-Haddock, CPA(3)	1,389	*
Antonino Morales(4)	47,083	*
Darrell Taylor(5)	50,000	*
Michael W. Nall(6)	—	*
Samuel D. Riccitelli(7)	89,584	*
Ivor Royston, M.D.(8)	13,249	*
Linda Rubinstein(9)	3,333	*
M. Faye Wilson, MBA(10)	13,292	*
All Current Executive Officers and Directors as a group (11 persons) (11)	285,496	*

*	Less than 1%.
(1)

Includes 13,207 shares of common stock underlying stock options. The number of shares beneficially owned also includes 17 shares held by Dr. Chandler and 5 outstanding shares held by a family trust affiliated with Dr. Chandler.

(2)

Includes 441 shares of common stock and 13,251 shares of common stock underlying stock options. The calculation of the percentage of shares beneficially owned also includes 83 shares for which common stock warrants held by Mr. Gerhardt are exercisable at per share prices of $150.00 according to prices set in our January 2018 public offering.

(3)	Includes 1,389 shares of common stock underlying stock options.
(4)	Includes 47,083 shares of common stock underlying stock options.
(5)	Includes 50,000 shares of common stock underlying stock options.

(6)	Mr. Nall resigned from our company effective February 15, 2022. No shares beneficially owned.
(7)	Includes 89,584 shares of common stock underlying stock options.
(8)

Includes 13,255 shares of common stock underlying stock options. Includes 32 outstanding shares of common stock owned by Dr. Royston’s individual retirement account, 15 shares held in a family trust and 10 shares held in an individual trust account.

(9)	Includes 13,312 shares of common stock underlying stock options.
(10)

Includes 13,282 shares of common stock underlying stock options. Includes 71 outstanding shares of common stock held by Ms. Wilson and 2 outstanding shares of common stock held by Ms. Wilson’s individual retirement account.

(11)

Consists of the shares described in notes (1) through (5) and (7) through (10) above, as well 40,625 shares of common stock underlying stock options beneficially owned by executive officers not named in the table above.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and, if applicable, annual reports for each stockholder sharing the same address, please contact your broker, bank or other agent. You may also obtain a separate proxy statement without charge by contacting us at Biocept, Inc., 9955 Mesa Rim Road, San Diego, California 92121, Attention: Darrell Taylor; or by telephone to (858) 320- 8200. We will promptly send additional copies of the proxy statement.

Stockholders sharing an address that are receiving multiple copies of the proxy statement can request delivery of a single copy of the proxy statement by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Special Meeting. If, however, any other business is properly brought before the Special Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

Samuel D. Riccitelli
Interim Chief Executive Officer and
Chair of the Board

San Diego, California
April , 2023

APPENDIX A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

BIOCEPT, INC.

Biocept, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The name of this corporation is Biocept, Inc. and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was June 28, 2013.

SECOND: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as follows:

Effective as of the effective time of 4:05 p.m., Eastern Time, on [***DATE***]1 (the “Effective Time”), each [fifteen (15) / sixteen (16) / seventeen (17) / eighteen (18) / nineteen (19) / twenty (20) / twenty-one (21) / twenty-two (22) / twenty-three (23) / twenty-four (24) / twenty-five (25) / twenty-six (26) / twenty-seven (27) / twenty-eight (28) / twenty-nine (29) / thirty (30)]2 shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market during regular trading hours for each of the five (5) consecutive trading days immediately preceding the date on which the Effective Time occurs. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on

[1]	Insert next business day after filing with the Secretary of State of the State of Delaware.
[2]

These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including fifteen (15) and thirty (30) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

THIRD: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

FOURTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This amendment to the Certificate of Incorporation shall be effective on and as of the effective time of 4:05 p.m., Eastern Time, on [***DATE***]3.

[3]	Insert next business day after filing with the Secretary of State of the State of Delaware.

PROXY

BIOCEPT, INC.

Special Meeting of Stockholders

May 11, 2023

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Samuel D. Riccitelli and Darrell Taylor, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Biocept, Inc., that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:30 p.m. PT on May 11, 2023 and any adjournment or postponement thereof. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/Biocept/2023SM by 5:00 p.m. ET on May 9, 2023. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be marked, dated, and signed on other side)

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at

http://viewproxy.com/Biocept/2023SM

Please mark your votes like this ☒

The Board of Directors recommends that you vote FOR each of the following proposals:

Proposal 1.

Approval of a series of alternate amendments to our amended and restated certificate of incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-15 and 1-for-30, inclusive, as determined by our Board of Directors in its sole discretion.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Proposal 2.	Authorization to adjourn the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Note:	Such other business that may properly come before the meeting.

Date

Signature

Signature (Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Ù PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Ù

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone,

or when voting during the Virtual Special Meeting

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/BIOC Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.